Exhibit 10.2

STOCK PURCHASE AGREEMENT

between

TRXADE HEALTH, INC.,

and

SUPERLATUS FOODS INC.

dated

March 5th, 2024

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) between Trxade Health, Inc., a Delaware corporation (“Seller”), and SUPERLATUS FOODS INC., a Delaware corporation (“Buyer”), is dated March 5th, 2024 (the “Effective Date”).

BACKGROUND

A. Seller owns all of the issued and outstanding stock (the “Stock”) in Superlatus Inc. a Delaware corporation and its direct subsidiaries (the “Company”); and

B. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Stock free and clear of any liens;

C. In consideration of the mutual covenants in this Agreement, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

AGREEMENT

ARTICLE I. Purchase and sale

Section 1.01 Purchase and Sale. At the Closing, Seller shall sell to Buyer the Stock free and clear of all liens.

Section 1.02 Purchase Price. The aggregate purchase price for the Stock shall be $1.00 of Seller held by Buyer (the “Purchase Price”). Buyer shall pay the Purchase Price to Seller at the Closing.

Section 1.03 Seller’s Ownership. The Seller exclusively owns the Company, and no other persons or entities hold shares in the Company.

Section 1.04 Seller’s Board Approval. The Seller affirms that the Board has granted its consent for entering into the Agreement.

Section 1.05 Company’s Subsidiaries. The Seller shall provide a comprehensive list of all direct subsidiaries of the Company, including but not limited to their names, countries of incorporation, and percentage of ownership held by the Company. This list must be accurate and complete as of the date of this Agreement and shall be attached as Exhibit A to this Agreement.

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ARTICLE II. CLOSING

Section 2.01 Closing. The closing of the contemplated transactions by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Effective Date.

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) Share certificates evidencing the Stock free and clear of all liens; and

(b) A Rule 144 legal opinion letter for the Buyer.

Section 2.03 Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a) The Purchase Price under Section 1.02; and

(b) A certificate of the Secretary (or other officer) of Buyer certifying: (i) that attached are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the contemplated transactions, and that such resolutions are in full force and effect; and (ii) the names, titles and signatures of the officers of Buyer authorized to sign this Agreement.

ARTICLE III. Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article III, are true and correct as of the Effective Date.

Section 3.01 Title to Assets. Seller has valid title to the Stock free and clear of any liens.

Section 3.02 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, the Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller.

ARTICLE IV. Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the Effective Date.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations and to consummate the contemplated transactions. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations, and the consummation by Buyer of the contemplated transactions have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the contemplated transactions, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation or by-laws of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; (c) require the consent, notice or other action by any person under, violate or conflict with, or result in the acceleration of any agreement to which Buyer is a party; or (d) require any consent, permit, Governmental Order, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a material adverse effect on the Buyer’s ability to consummate the contemplated transactions and, in the case of clause (d), where such consent, permit, Governmental Order, filing or notice which, in the aggregate, would not have a material adverse effect on the Buyer’s ability to consummate the contemplated transactions.

Section 4.03 Investment Purpose. Buyer is acquiring the Stock solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution or any other security related within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Buyer acknowledges that Seller has not registered the offer and sale of the Stock under the Securities Act or any state securities laws, and that the Stock may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except under the registration provisions of the Securities Act or under an applicable exemption and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Stock for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.04 Legal Proceedings. There are no actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 4.05 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Seller and the Company for such purpose. Buyer acknowledges that: (a) in making its decision to enter into this Agreement and to consummate the contemplated transactions, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article III of this Agreement; and (b) none of Seller, the Company or any other person has made any representation or warranty as to Seller, the Company or this Agreement, except as expressly set forth in Article III of this Agreement.

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ARTICLE V. Covenants

Section 5.01 Public Announcements. Unless otherwise required by applicable Law, Seller shall not make any public announcements in respect of this Agreement or the contemplated transactions without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.02 Further Assurances. Following the Closing, each of the parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out this Agreement.

ARTICLE VI. Miscellaneous

Section 6.01 Mutual Indemnification. The Parties hereby agrees to indemnify, defend, and hold harmless the Buyer, its affiliates, officers, directors, employees, agents, successors, and assigns (collectively, the “Indemnified Parties”) from and against any and all losses, damages, liabilities, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, that are incurred by the Indemnified Parties or awarded against them, arising out of or resulting from any claim of a third party alleging: (a) any breach of the Party’s representations, warranties, covenants, or obligations under this Agreement; (b) any negligence or more culpable act or omission of the Party (including any recklessness or willful misconduct) in connection with the performance of its obligations under this Agreement; (c) any bodily injury, death of any person, or damage to real or personal property resulting from the acts or omissions of the Seller; or (d) any failure by any Party to comply with any applicable laws and regulations. The indemnification rights of the Indemnified Parties under this clause are in addition to any other rights they may have under this Agreement or any applicable laws. The obligations under this indemnity will survive the termination of this Agreement and the closing of the transactions contemplated hereby

Section 6.02 Expenses. All costs and expenses incurred in connection with this Agreement and the contemplated transactions shall be paid by the party incurring such costs and expenses.

Section 6.03 Audit. Parties agree that they will support all audit activities that are needed for a public company reporting. If any delayed caused by each party to meet filing requirements costs will be borne by delaying party.

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Section 6.04 Notices. All notices, claims, demands and other communications shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third (3) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

if to Seller:

TRxADE Health, Inc.

2420 Brunello Trace
Lutz, Florida 33558

Attention: Suren Ajjarapu

Email: suren@trxade.com

with a copy to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave, NW, Suite 900

Washington, DC 20001

Attn: Andy Tucker

Email: andy.tucker@nelsonmullins.com

if to the Buyer:

Attention: Superlatus Foods Inc.

Email: [imran@sparkcap.co]

with a copy to (which shall not constitute notice):

Timothy Alford

ta@superlatusfoods.com

Section 6.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

Section 6.06 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations.

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Section 6.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by any party of any of the provisions shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver. No single or partial exercise of any right or remedy shall preclude any other or further exercise or the exercise of any other right or remedy.

Section 6.09 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any action arising out of or related to this Agreement or the contemplated transactions may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such action.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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The parties have executed this Agreement as of the Effective Date.

TRxADE Health, Inc.

By	/s/ Suren Ajjarapu
Suren Ajjarapu
[Chief Executive Officer]

SUPERLATUS FOODS INC.

By	/s/ Imran Firoz
IMRAN FIROZ
[Chief Executive Officer]

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EXHIBIT A

(LIST OF DIRECT SUBSIDIARIES OF THE COMPANY)

a)	The Urgent Company, Inc.,
b)	Sapientia Technology Inc.

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